UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                December 20, 2007


                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)


            Kansas                         0-15782                48-0905805
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

                            4441 West Airport Freeway
                               Irving, Texas 75062
              (Address of principal executive offices and zip code)

                                 (972) 258-8507
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective December 17, 2007, Mr. Darin Harper has been appointed Vice President, Controller and Principal Accounting Officer of CEC Entertainment, Inc. (the "Company").

     Prior to joining the Company, Mr. Harper, 33, served as Director of Accounting Pronouncements and Research for RadioShack Corporation, a consumer electronics retailer with approximately 6,500 company-owned and franchise locations. Mr. Harper held this role since January 2005 and was responsible for all technical accounting matters and external financial reporting. Prior to RadioShack Corporation, Mr. Harper was the Senior Manager of Financial Reporting for FedEx Kinko's, an operating unit of FedEx Corporation with approximately 1,500 retail locations, where he managed all financial reporting, corporate accounting and technical accounting activities. Additionally, Mr. Harper was previously employed with PricewaterhouseCoopers in the assurance and advisory services practice, and he is a Certified Public Accountant.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CEC ENTERTAINMENT, INC.
Date: December 20, 2007                     By:  /s/ Christopher D. Morris
                                                 -------------------------------
                                                 Christopher D. Morris
                                                 Executive Vice President
                                                 Chief Financial Officer